Exhibit 10.3

[SunCom Letterhead]

February 21, 2008

Mr. William A. Robinson

1100 Cassatt Road

Berwyn, PA 19312

Dear Mr. Robinson:

You previously entered into a letter agreement with SunCom Wireless Management Company, Inc. (the “Company”) and its parent, SunCom Wireless Holdings, Inc. (“SunCom”) dated as of January 31, 2007, which was thereafter amended by a certain Letter Agreement dated as of September 16, 2007 (the “Amended Letter Agreement”). Except as otherwise defined herein, all capitalized terms used herein shall have the meaning set forth in the Amended Letter Agreement. Each of the Company and SunCom pursuant to this letter agreement (this “Agreement”) hereby agrees to further modify the terms of your Amended Letter Agreement as set forth below:

1.            Sale Transaction Bonus. In connection with the preliminary decision of SunCom’s Board of Directors on December 18, 2007 to reallocate the sale bonus pool among SunCom’s senior executives, Section 2 of the Amended Letter Agreement is hereby amended by inserting the following at the end of the second paragraph thereof:

“In the event that a sale bonus is paid to Laura Shaw-Porter, SunCom’s Senior Vice President of Human Resources, in the amount preliminarily approved by SunCom’s Board of Directors on December 18, 2007, the Sale Bonus payable to the Executive shall equal the Sale Bonus amount as calculated above reduced by $107,172.

2.            All Other Provisions Remain Effective. Except as otherwise expressly modified by this Agreement, all other terms and conditions of the Amended Letter Agreement shall continue in full force and effect. In the event of any inconsistency between the terms of the Amended Letter Agreement and the terms of this Agreement, the terms of this Agreement shall control. This Agreement may be executed and delivered in counterparts, each of which shall be deemed to be an original, but all of which shall collectively constitute the same instrument.

To accept the terms of this Agreement, please sign in the space indicated at the end of this Agreement and return the original copy to the office of Laura Porter, Senior Vice President of Human Resources by February 21, 2008.

[Signatures Contained on Next Page]

(Signature Page for Robinson Letter Agreement - February 21, 2008)

Pending execution of this Agreement or in the event you elect not to accept this offer, your employment shall continue under the same terms that existed prior to extending this offer to you.

SunCom Wireless Holdings, Inc.

By:

      /s/ Edward Evans

Edward Evans

Chairman, Compensation Committee of Board of Directors

SunCom Wireless Management Company, Inc.

By:

     /s/ Michael E. Kalogris

Michael E. Kalogris

Chairman and Chief Executive Officer

Executive

     /s/ William A. Robinson

William A. Robinson

Executive Vice President, Operations